                                                                     Exhibit 3.1

                                  AMENDED AND

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              ADOLOR CORPORATION


          ADOLOR CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), was incorporated under the name Opian Pharmaceuticals, Inc., and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 9, 1993.

          This Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

          FIRST:   The name of the corporation is Adolor Corporation.

          SECOND: The registered office of the Corporation in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808. The name of the registered agent of the corporation at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 99,000,000 shares of Common Stock with a par value of $.0001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

          A description of the respective classes of stock and a statement of designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

          A.   COMMON STOCK
               ------------

          1.   General.  All shares of Common Stock will be identical and will
               -------
entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

          2.   Dividends.  Dividends may be declared and paid on the Common
               ---------
Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          3.   Dissolution, Liquidation or Winding Up.  In the event of any
               --------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

          4.   Voting Rights.  Except as otherwise required by law or this
               -------------
Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.


          B.   PREFERRED STOCK
               ---------------

          1.   Issue in Series.  Preferred Stock may be issued from time to time
               ---------------
in one or more series, each such series to have the terms stated herein and in the resolution of the board of directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

          2.   Creation of Series.  The board of directors will have authority
               ------------------
by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

               2A. The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

               2B. The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

               2C. The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

               2D. Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

               2E. Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               2F. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               2G. Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

               2H. Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

               2I. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

          3.   Dividends.  Holders of Preferred Stock shall be entitled to
               ---------
receive, when and as declared by the board of directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the board of directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

          4.   Preference on Liquidation.  In the event of the voluntary or
               -------------------------
involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

          5.   Redemption.  The Corporation, at the option of the board of
               ----------
directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

          6.   Voting Rights.  Except as otherwise required by law, or as
               -------------
otherwise determined by the board of directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of any meeting of stockholders.

          FIFTH:    The Corporation shall have perpetual existence.

          SIXTH:    The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided, in the by-laws of the corporation. No election of directors need be ballot unless the by-laws so provide.

          SEVENTH: To the fullest extent that the general corporate law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of the directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          EIGHTH:   The Corporation shall, to the fullest extent permitted by
subsection 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          NINTH:   The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.


Dated: March 22, 2001                        ADOLOR CORPORATION


                                             By: /s/ Peter J. Schied
                                                -------------------------
                                                Peter J. Schied
                                                Secretary